Immunic, Inc. Appoints Industry Veteran Tamara A. Seymour as Interim Chief Financial Officer

SAN DIEGO, April 29, 2019 – Immunic, Inc. (Nasdaq: IMUX), a clinical-stage biopharmaceutical company focused on developing best-in-class, oral therapies for the treatment of chronic inflammatory and autoimmune diseases, today announced the appointment of Tamara A. Seymour, MBA, as its Interim Chief Financial Officer, effective April 26, 2019. Ms. Seymour is a corporate finance veteran with three decades of experience in the biotech and life sciences industries.

“Ms. Seymour has a proven track record of guiding public and privately-held life sciences companies through their corporate life cycles, including capital raising, negotiating complex strategic transactions, setting and maintaining internal fiscal policy and driving revenue growth,” stated Daniel Vitt, Ph.D., Chief Executive Officer and President of Immunic. “Her range of expertise and relevant leadership skills will serve us well as we drive the development of our lead compound, IMU-838, now in phase 2 clinical trials for ulcerative colitis and relapsing-remitting multiple sclerosis, as well as our other pipeline assets.”

Since 2018, Ms. Seymour has served as a financial advisor, assisting life sciences companies with merger and acquisition activities and other finance-related needs. From 2014 to 2017, she served as Chief Financial Officer of Signal Genetics Inc. (now miRagen Therapeutics, Inc.), a publicly traded commercial-stage, molecular genetic diagnostics company focused on multiple myeloma. From 2010 to 2014, Ms. Seymour served as Chief Financial Officer of Hemaquest Pharmaceuticals, Inc., a venture-backed clinical development stage biotechnology company developing proprietary small molecules for the treatment of life-threatening hematologic disorders. From 2001 to 2009, Ms. Seymour served as Chief Financial Officer of Favrille, Inc. (now MMR Global, Inc.), a publicly traded clinical development stage biopharmaceutical company developing therapeutic vaccines for non-Hodgkin’s lymphoma. While at Favrille, she was instrumental in raising more than USD 200 million in multiple private and public equity and debt financings, including the company's IPO. Earlier in her career, Ms. Seymour consulted as Chief Financial Officer for a number of biotechnology companies and served for more than eight years in various positions, including audit manager, with Deloitte LLP and PricewaterhouseCoopers LLP. She is currently a member of the board of directors and audit committee chair of Beacon Discovery, Inc., a privately-held company working to identify and advance molecules targeting G protein-coupled receptors.

Ms. Seymour is a certified public accountant (inactive). She received an MBA, with an emphasis in finance, from Georgia State University and earned her BBA, with an emphasis in accounting, from Valdosta State University.

About Immunic, Inc.
Immunic, Inc. (Nasdaq: IMUX) is a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies aimed at treating chronic inflammatory and autoimmune diseases, including ulcerative colitis, Crohn’s disease, relapsing-remitting multiple sclerosis, and psoriasis. The company is developing three small molecule products: IMU-838 is a selective immune modulator that inhibits the intracellular metabolism of activated immune cells by blocking the enzyme DHODH; IMU-935 is an inverse agonist of RORγt; and IMU-856 targets the restoration of the intestinal barrier function. Immunic’s lead development program, IMU-838, is in phase 2 clinical development for ulcerative colitis and relapsing-remitting multiple sclerosis, with an additional phase 2 trial in Crohn’s disease planned for 2019. An investigator-sponsored proof-of-concept clinical trial for IMU-838 in primary sclerosing cholangitis is planned to start at the Mayo Clinic. For further information, please visit: www.immunic-therapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic’s listing on The Nasdaq Capital Market; expectations regarding the capitalization, resources and ownership structure of the company; the potential for IMU-838, IMU-935 and IMU-856 to safely and effectively target diseases; the adequacy of the company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the company; the development and commercial potential of any product candidates of the company; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to meet business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Contact Information

Immunic, Inc.
Jessica Breu
Manager IR and Communications
+49 89 250 0794 69
jessica.breu@immunic.de

Or
Rx Communications Group
Melody Carey
+1-917-322-2571
immunic@rxir.com